Exhibit 10.6

[**] Certain information has been excluded pursuant to Regulation S-K, Item 601(b)(10)(iv) from this document because it is both not material and is the type that the registrant treats as private or confidential.

LETTER AGREEMENT

This LETTER AGREEMENT (the “Agreement”) is entered into as of July 5, 2023 (the “Effective Date”) between VBI VACCINES INC., a company organized under the laws of the Province of British Columbia, Canada (“VBI”), VARIATION BIOTECHNOLOGIES INC., a Canadian federal corporation (“VBI CA”), SCIVAC LTD., an Israeli corporation and a subsidiary of VBI (“SciVac”), and BRII BIOSCIENCES LIMITED, an exempted company organized under the laws of the Cayman Islands (“Brii Bio” and together with VBI and SciVac, each a “Party” and together the “Parties”).

WHEREAS

A. VBI and Brii Bio have entered into that certain (i) Amended & Restated Collaboration and License Agreement (the “VBI-2601 Agreement”), to permit Brii Bio to develop and commercialize VBI-2601 (as defined in the VBI-2601 Agreement) under an exclusive global license from VBI, under the terms and conditions thereof; (ii) Collaboration and License Agreement (the “PreHevbri Agreement” and, together with the VBI-2601 Agreement, the “License Agreements”), to permit Brii Bio to develop and commercialize PreHevbri (as defined in the PreHevbri License) in Asia Pacific, excluding Japan, under an exclusive license from VBI, under the terms and conditions thereof; and (iii) Supply Agreement (the “Supply Agreement”) for the clinical and commercial supply of Product (as defined in the respective License Agreement and including the VBI-2601 Products and PreHevbri Product) to be manufactured at the Rehovot Facility (as defined below), with each such agreement entered into with the same Effective Date as this Agreement;

B. VBI and VBI CA , as Borrowers, and SciVac entered into that certain Loan and Guaranty Agreement, dated as of May 22, 2020, as amended by the First Amendment to Loan and Guaranty Agreement, dated as of May 17, 2021 and that Second Amendment to Loan and Guaranty Agreement, dated as of September 14, 2022, and that Third Amendment to Loan and Guaranty Agreement, on or about the date hereof (the “Third Amendment”), and as such agreement may be amended, restated, supplemented or otherwise modified from time to time in the future (collectively, the “Loan Agreement”) with, among others, K2HV, as a lender and any other lenders thereunder, and K2HV, as administrative agent. The obligations under the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement) are secured by a first priority lien on substantially all of the assets of VBI, VBI CA, SciVac and the other Loan Parties (as defined in the Loan Agreement) (including a pledge of the shares of SciVac by VBI, which has rights in and is the lessor with respect to the Rehovot Facility), which includes or will in accordance with the Loan Agreement, be amended to include intellectual property

C. K2HV, VBI, and Brii Bio have entered into that certain Letter Agreement of even date herewith (the “K2HV Letter Agreement”); and

VBI Letter Agreement

D. In connection with the foregoing, each of VBI, VBI CA and SciVac wishes to provide Brii Bio certain rights as contemplated by this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Article 1
DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set out in this Article 1 unless the context clearly and unambiguously dictates otherwise; provided that capitalized terms used but not defined in this Agreement have the meanings set forth in the License Agreements. References to specific sections of the Loan Agreement refer to the sections thereof as in effect as of the date hereof.

1.1 “Affiliate” of a Party shall mean any company, partnership, or other entity that, directly or indirectly, through one (1) or more intermediaries, controls, is controlled by, or is under common control with such Party, as the case may be, but for only so long as such control exists. For the purposes of this definition, “control” shall mean (i) direct or indirect beneficial ownership of at least fifty percent (50%) of the voting share capital or other equity interest in such Person; (ii) the power to direct the management of such Person by contract or otherwise or (iii) the power to control the Rehovot Facility and/or Cell Line Rights, including for avoidance of doubt the sale of the ownership of or voting rights to the capital stock of SciVac (which currently has rights in and is the lessor with respect to the Rehovot Facility).

1.2 “Available Operating Cash” shall have the meaning set forth in Section 3.1.

1.3 “Bankruptcy Proceeding” shall have the meaning set forth in Section 6.1.

1.4 “Business Day” shall mean a day other than a Saturday or Sunday or any public holiday in the United States. For the avoidance of doubt, references in this Agreement to “days” shall mean calendar days.

1.5 “Collateral” shall have the meaning set forth in Section 5.1(a).

1.6 “Control” or “Controlled” shall mean, any direct or indirect control or ownership of the Rehovot Facility and/or Cell Line Rights, including for avoidance of doubt the sale of the ownership of or voting rights to the capital stock of SciVac (which currently owns the Rehovot Facility).

1.7 “Controlled Wind Down” shall mean any controlled liquidation or asset sale involving VBI or its subsidiaries (including SciVac).

1.8 “CHO Cell Line” shall mean the HBsAg-producing Chinese Hamster Ovary (CHO) Cell Line [**] licensed by VBI and SciVac pursuant to the Ferring License.

VBI Letter Agreement

1.9 “Dollar” or “$” shall mean the legal tender of the United States.

1.10 “Effective Date” shall have the meaning set forth in the preamble.

1.11 “Exercise Notice” shall have the meaning set forth in Section 6.3(a).

1.12 “Existing Government Lien” shall mean the 11/16/2014 lien held by the Israel Innovation Authority against certain equipment in the Rehovot Facility.

1.13 “Ferring” means Ferring International Center S.A.

1.14 “Ferring and SciGen Direct Licenses” shall mean the direct licenses by and between Brii Bio and Ferring International Center S.A. and SciGen (as applicable), that will be issued, if needed, pursuant to the License Agreements.

1.15 “Ferring License” shall mean that certain License Agreement that was made as of September 1, 2021, by and among Ferring, SciVac, and VBI, as amended or restated.

1.16 “Ferring Side Letter” shall mean the proposed stand-by side letter between [**] and Brii Bio contemplated by Section 9.6(b) of the [**] providing that if the [**] is terminated as a result of VBI’s material breach of such license or VBI’s bankruptcy or other insolvency event, [**] will enter into a license agreement with Brii Bio for the Licensed Territory on substantially the same terms set forth in the [**].

1.17 “Intellectual Property” shall mean all Patents, trademarks, utility certificates and models, inventors’ certificates, copyrights, database rights, designs, domain names, trade secrets, Know-How (as defined in the License Agreements) and any other proprietary rights, priority rights, prior user rights and all other rights of a like nature in each case whether registered or unregistered and in any jurisdiction.

1.18 “K2HV Letter Agreement” shall have the meaning set forth in the preamble

1.19 “K2HV” shall have the meaning set forth in the preamble.

1.20 “K2HV Collateral Documents” shall mean (i) that certain Security Agreement, dated as of May 22, 2020 as , as amended, restated, supplemented or otherwise modified), by and among K2HV, VBI and VBI CA, (ii) that certain Fixed Charge Agreement, dated as of May 22, 2020, by and between SciVac and K2HV, and (iii) that certain Floating Charge Agreement, dated as of May 22, 2020, by and between SciVac and K2HV, in each case with respect to clauses (i) through (iii), as amended, restated, supplemented or otherwise modified in accordance with the Third Amendment on or following the date hereof.

1.21 “Licenses” shall have the meaning set forth in the preamble.

1.22 “Licensed Product” shall mean PreHevbri and VBI-2601.

1.23 “Loan Agreement” shall have the meaning set forth in the preamble.

VBI Letter Agreement

1.24 “Party” and “Parties” shall have the meaning set forth in the preamble.

1.25 “Permitted Transfer Period” shall have the meaning set forth in Section 6.4.

1.26 “Person” shall mean any individual, corporation, partnership, limited liability company, trust, Governmental Authority, or other legal entity of any nature whatsoever.

1.27 “PreHevbri” shall have the meaning set forth in the PreHevbri Agreement.

1.28 “PreHevbri Agreement” shall have the meaning set forth in the preamble.

1.29 “Rehovot Facility” shall mean the manufacturing facility located in Rehovot, Israel, the facility designated as the manufacturing facility pursuant to the Supply Agreement (including any expansion or relocation thereof as contemplated by the Supply Agreement), and all of SciVac’s right, title and interest therein as lessor or in related assets located at such facility. “ROFO” shall have the meaning set forth in Section 6.1(a).

1.30 “ROFO Period” has the meaning set forth in Section 6.3(b).

1.31 “SciGen Agreement” shall mean that certain Assignment Agreement between FDS Pharma LLP and SciGen dated February 4, 2012.

1.32 “Specified Notice Materials” shall have the meaning set forth in Section 3.2.

1.33 “Subordination Agreement” shall mean the Subordination Agreement between K2HV and Brii Bio pursuant to which, among other things, the Security Interest granted to Brii Bio in certain IP collateral related to VBI-2601 and PreHevbri shall be subordinated to the lien in such IP collateral granted to K2HV under the K2HV Collateral Documents in form and substance satisfactory to K2HV and consistent with the terms set forth in the K2HV Letter Agreement.

1.34 “Third Party” shall mean any Person other than VBI, Brii Bio, and their respective Affiliates.

1.35 “Transfer” means any direct or indirect transfer of the ownership or Control of the Rehovot Facility and/or Cell Line Rights to a Third Party, including for avoidance of doubt the sale of the capital stock of SciVac (which currently owns or has rights to the Rehovot Facility) or a merger, consolidation or the like involving VBI, or the sale of all or substantially all the assets of SciVac or VBI.

1.36 “Transfer Notice” shall have the meaning set forth in Section 6.2.

1.37 “UCC” shall have Uniform Commercial Code as in effect in the State of New York.

1.38 “VBI” shall have the meaning set forth in the preamble.

1.39 “VBI CA” shall have the meaning set forth in the preamble.

VBI Letter Agreement

1.40 “VBI-2601” shall have the meaning set forth in the VBI-2601 Agreement.

1.41 “VBI-2601 Agreement” shall have the meaning set forth in the preamble.

1.42 “United States” or “U.S.” shall mean the United States of America, along with its territories and possessions.

Article 2
REPRESENTATIONS AND WARRANTIES

2.1 Authorization; Enforcement. Each Party has the requisite corporate authority to enter into and to consummate the transactions contemplated by this Agreement and each of the related agreements to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery by the Parties of this Agreement and each of the each of the related agreements to which it is party and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Party and no further consent or action is required by each Party’s board of directors or its stockholders.

Article 3
information rights

3.1 Available Operating Cash Information. On or prior to July 15, 2023, and immediately following a Qualified Offering, VBI will provide to Brii Bio VBI’s estimated consolidated cash-on-hand available to fund ongoing operating activities (“Available Operating Cash”). Thereafter, if VBI has less than [**] of Available Operating Cash, until such balance exceeds [**] and within 30 Business Days of each calendar month, VBI will provide Brii Bio a calculation in reasonable detail of VBI’s Available Operating Cash. During any period where VBI has less than [**] of Available Operating Cash, Brii Bio may also request in good faith, and VBI will promptly provide Brii Bio, an interim calculation of VBI’s Available Operating Cash (including such balance following a Qualified Offering (as defined in the Supply Agreement)).

3.2 Information Rights. At any time VBI has less than [**] of Available Operating Cash, VBI will provide Brii Bio within the period specified below or, if not specified, promptly:

(a) within five Business Days of delivery to its board of directors, copies of all manufacturing information, financial statements, notices and other related materials that it provides to its board of directors;

(b) at Brii Bio’s discretion, monthly or quarterly calls with Brii Bio’s CEO, CFO, and CTO (as necessary);

(c) copies of (x) all notices of default, acceleration or the exercise of rights or remedies received or delivered by VBI under the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement); and (y) the “Specified Notice Materials” which include:

(i) within 5 Business Days of delivery each monthly compliance certificate required to be delivered to K2HV pursuant to Section 6.2(c) of the Loan Agreement, VBI’s CEO and CFO certification in agreed form that K2HV and VBI agree there are no unresolved defaults noted in the most recent compliance certificate;

VBI Letter Agreement

(ii) all notices of pending or threatened legal action of the type required to be delivered by VBI to K2HV pursuant to Section 6.2(h) of the Loan Agreement (as in effect on the date hereof), provided that such notice pertains to either PreHevbri or VBI-2601 or any matter that could have a material adverse impact on VBI or its ability to reasonably perform in all material respects its obligations under the License Agreements or the Supply Agreement;

(iii) all notices from governmental authorities required to be delivered by VBI to K2HV pursuant to Section 6.2(m) of the Loan Agreement (as in effect on the date hereof); provided that such notice pertains to either PreHevbri or VBI-2601 or any matter that could have a material adverse impact on VBI or its ability to reasonably perform in all material respects its obligations under the License Agreements or the Supply Agreement,

(iv) all notices with respect to new licenses required to be delivered by VBI to K2HV pursuant to Section 6.7 of the Loan Agreement (as in effect on the date hereof), provided that such notice pertains to the CHO Cell Line or production of PreHevbri;

(v) all notices of changes of jurisdiction, name, organizational type or organizational number or similar changes required to be delivered by VBI to K2HV pursuant to Section 7.2 of the Loan Agreement (as in effect on the date hereof); and

(vi) all notices of certain new locations required to be delivered pursuant to the Loan Agreement or the K2HV Collateral Documents (as in effect on the date hereof), provided that such notice pertains to the CHO Cell Line or production of PreHevbri.

Article 4
obligations under other related agreements

VBI will comply with its obligations to use commercially reasonable efforts (as specified in the relevant agreements) under (i) Section 9.6(b) of each of the License Agreements to obtain the Ferring Side Letter, (ii) Section 15.12 to obtain the Ferring and SciGen Direct Licenses and (iii) Section 13.2(m) of the PreHevbri Agreement to remove the Existing Government Lien.

Article 5
brii Bio security interest

5.1 Collateral.

(a) To secure the prompt performance of all of VBI’s obligations under the License Agreements and the Supply Agreement, each of VBI, VBI CA, and SciVac hereby collaterally assigns and grants to Brii Bio a security interest in, all of its respective right, title and interest in and to its respective personal property, whether now or hereafter existing, whether tangible or intangible, whether now owned or hereafter acquired and wherever the same may be located (the “Collateral”):

(i) all Intellectual Property to the extent related to the Licensed Product;

VBI Letter Agreement

(ii) Intellectual Property rights with respect to PreHevbri and VBI-2601;

(iii) the [**] relating to the [**];

(iv) the [**] relating to the [**]; and

(v) all proceeds of the foregoing (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits).

(b) Notwithstanding the foregoing, the Collateral does not include (i) any permit, lease, license, contract, or agreement to which VBI, VBI CA and SciVac (as applicable) is a party or any of its rights or interests thereunder if and only to the extent that the grant of a security interest hereunder (a) is prohibited by or a violation of any law, rule or regulation applicable to such entity or (b) shall constitute or result in a breach of a term or provision of, or the termination or a default under the terms of, such permit, lease, license, contract or agreement (other than to the extent that any such law, rule, regulation, term or provision would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law (including any debtor relief law or principle of equity), or (ii) any “intent-to-use” trademark application; provided further, however, that at all times the Collateral shall include all Accounts and all proceeds of the foregoing.

(c) Each category of Collateral set forth above shall have the meaning set forth in the UCC. Each of VBI, VBI CA and SciVac hereby authorizes Brii Bio to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without its signature.

(d) Each of VBI, VBI CA and SciVac shall: (a) give Brii Bio at least 30 days’ prior written notice of any change in its name, identity or corporate structure; (b) give Brii Bio at least 30 days’ prior written notice of any reincorporation, reorganization or other action that results in a change of its jurisdiction of organization; (c) promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Brii Bio may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Brii Bio to exercise and enforce its rights and remedies hereunder with respect to any Collateral; and (d) do any and all acts which are necessary or desirable to preserve and maintain all rights in all Collateral.

5.2 Secured Party Authorized. If any of VBI, VBI CA or SciVac materially fails to perform any agreement contained herein, Brii Bio may itself perform, or cause performance of, such agreement, and the reasonable expenses of Brii Bio incurred in connection therewith shall be payable by VBI. The powers conferred on Brii Bio hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Brii Bio shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Brii Bio shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Brii Bio accords its own property.

VBI Letter Agreement

5.3 Attorney-in-fact. Each of VBI, VBI CA and SciVac hereby irrevocably appoints Brii Bio as its attorney-in-fact, with full authority in the place and stead of VBI, VBI CA and SciVac (as applicable) and in the name thereof, Brii Bio or otherwise, from time to time in Brii Bio’s discretion to take any action and to execute any instrument that Brii Bio may deem necessary or advisable to accomplish the purposes of this Article V.

5.4 Remedies. If any default under this Agreement shall have occurred and be continuing, Brii Bio may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral), and also may (a) require VBI, VBI CA and SciVac (as applicable) to, and each such entity hereby agrees that it will at its expense and upon request of Brii Bio forthwith, assemble all or part of the Collateral as directed by Brii Bio and make it available to Brii Bio at a place to be designated by Brii Bio that is reasonably convenient to both parties, and (b) to enforce any rights or remedies of a secured lender under Article 9 of the UCC Collateral or any other applicable law. In addition to, and not by way of limitation of, the granting of a security interest in the Collateral pursuant hereto, VBI, VBI CA and SciVac (as applicable), effective upon the occurrence of a default under this Agreement, hereby assigns, transfers and conveys to Brii Bio the nonexclusive right and license to use all intellectual property that relate to the Collateral, together with any goodwill associated therewith, all to the extent necessary to enable Brii Bio to realize on the Collateral in accordance with this Agreement and to enable any transferee or assignee of the Collateral to enjoy the benefits of the Collateral.

5.5 Release of Liens

(a) Brii Bio will release its lien in the Collateral, or the applicable portion thereof, under the following circumstances:

(i) A merger, consolidation, or sale of all or substantially all the assets of VBI (including the Collateral) or a disposition of all or any part of the Collateral and, in each case, the acquiror is not an Affiliate of VBI and assumes all of VBI’s obligations under the applicable license agreement(s) and, to the extent applicable, the PreHevbri/VBI-2601 License Agreements, to the extent K2HV releases or causes to be released its liens thereon (except in such case if K2HV or its Affiliates continues to be a holder of secured obligations to the purchaser or successor in such transaction);

(ii) VBI’s debt and other obligations under the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), including all principal, accrued interest and fees and final payment, are paid in full (other than through a refinancing by a new lender(s)); and

VBI Letter Agreement

(iii) With respect to PreHevbri, K2HV releases or causes to be released from the K2HV Facility Security Interest all or a part of the Collateral in order to permit VBI to enter into an out-license to or other strategic transaction with a Third Party and involving a Region not subject to Brii Bio’s PreHevbri license agreement (as and to the extent then in effect).

(iv) In the event of termination of the License Agreements.

(b) The Security Interest granted pursuant to the foregoing is subject to the terms of the Subordination Agreement. If the obligations pursuant to the Loan Agreement and the other Loan Documents are refinanced by a new lender or lenders, Brii Bio will enter into a silent second lien subordination agreement substantially similar terms to the Subordination Agreement with such new lender(s).

Article 6
RIGHT OF FIRST OFFER

6.1 Right of First Offer (ROFO). In connection with (x) a VBI or K2HV Controlled Wind Down outside of a voluntary or involuntary case commenced by or against VBI under the United States Bankruptcy Code or (y) any other similar proceeding in any court of competent jurisdiction under applicable foreign law for relief of debtors or affecting creditors’ rights generally (a “Bankruptcy Proceeding”), VBI hereby grants Brii Bio a Right of First Offer (“ROFO”) on the term and conditions set forth in this Article 6 on any Transfer on both: (i) the Rehovot Facility; and (ii) VBI’s rights under those agreements relating to CHO Cell Line, subject to the provisions of the Ferring Agreement and the SciGen Agreement (the “Cell Line Rights”).

6.2 Transfer Notice. In connection with any VBI or K2HV Controlled Wind Down outside of a Bankruptcy Process VBI will promptly provide Brii Bio written notice (a “Transfer Notice”) of its intent to Transfer the Rehovot Facility and/or Cell Line Rights.

6.3 Exercise Notice.

(a) Brii Bio may exercise its ROFO by providing notice thereof (an “Exercise Notice”) to VBI (with a copy to K2HV) within ten 10 Business Days of receiving the Transfer Notice and prior to the end of such period Brii Bio must provide VBI and K2HV in writing the proposed detailed terms for Brii Bio’s acquisition of the Rehovot Facility and/or Cell Line Rights.

(b) If Brii Bio delivers such Exercise Notice, Brii Bio and VBI will enter into up to an additional 10-business-day exclusive negotiation period (provided that the total exclusivity period from the date of the Transfer Notice shall not exceed 15 Business Days, the “ROFO Period”) with regard to a Transfer of the Rehovot Facility and/or Cell-Line Rights to Brii Bio. Following delivery of an Exercise Notice through the date that proposed terms for Brii Bio’s acquisition are delivered, Brii Bio may conduct diligence (with VBI and K2HV’s cooperation)

VBI Letter Agreement

6.4 Permitted Transfer. If (i) Brii Bio does not timely deliver an Exercise Notice or (ii) Brii Bio and VBI or K2HV (as applicable) are unable to enter into an agreement on the terms for a Transfer of the Rehovot Facility or Cell Line Rights to Brii Bio, subject only to negotiation and finalization of related transaction documentation (but not subject to further diligence requirements) within the ROFO Period, then VBI/K2HV (as applicable) may during the following 180-day period (the “Permitted Transfer Period”) negotiate a Transfer of the Rehovot Facility and/or Cell Line Rights to a Third Party, provided that, nothing shall prohibit Brii Bio from subsequently providing one or more alternative proposals to VBI/K2HV for the Transfer of the Rehovot Facility/Cell Line Rights, after the expiration of the exclusive ROFO Period and VBI/K2HV may continue to engage in non-exclusive negotiation and consider in good faith alternative proposals delivered by Brii Bio from time to time. If VBI/K2HV (as applicable) does not Transfer the Rehovot Facility/Cell Line Rights to either Brii Bio or a Third Party during the Permitted Transfer Period (or has not entered into definitive transaction documents with respect to a Transfer, subject only to satisfaction of closing conditions), Brii Bio’s ROFO shall be reinstated or apply de novo to any subsequent proposed Transfer (as applicable).

6.5 Extension of ROFO Period. If Brii Bio and VBI/K2HV agree on terms for a Transfer (subject only to finalization of related transaction documentation) within the ROFO Period, the exclusive negotiation period shall be extended by 15 business days for finalization of transaction documentation.

6.6 Third Party Acquirer. If Brii Bio is not the acquirer of the Rehovot Facility and any direct or indirect acquiror of the Rehovot Facility is not otherwise obligated to perform in all material respects under the Supply Agreement (including as a result of merger or consolidation of VBI, applicable law or the like), each of VBI and K2HV (as contemplated in the K2HV Letter Agreement) shall use commercially reasonable efforts to cause any such acquiror of the Rehovot Facility to, in connection with such Transfer, concurrently enter into a supply agreement with Brii Bio for VBI-2601 and PreHevbri on substantially similar terms as the Supply Agreement as in effect on the Effective Date thereof, as from time to time amended, provided that imposing such requirement on prospective purchasers will not materially adversely impact the ability of VBI or K2HV to sell the Rehovot Facility or the terms of such sale (including the consideration to K2HV), and provided further that any amendment or modification to the Supply Agreement that imposes materially more burdensome terms, reduces compensation to VBI, or otherwise results in the agreement being materially less favorable to VBI, shall require K2HV’s consent.

6.7 Certain Limitations in Favor of K2HV. The ROFO provisions granted under this Article 6 to Brii Bio are subject to K2HV’s rights set forth in the K2HV Letter Agreement, including K2HV’s consent rights set forth therein and UCC Article 9 foreclosure rights (in each case subject to the terms and limitations set forth in the K2HV Letter Agreement).

6.8 Bankruptcy and Insolvency Laws of Non-U.S. Jurisdictions. The ROFO granted by VBI under this Article 6 and the similar rights granted by K2HV under the K2HV Letter Agreement contemplate (i) applicability of the U.S. Bankruptcy laws and considerations in connection with a Controlled Wind Down and (ii) the unenforceability of the ROFO in connection with Controlled Wind Down governed by U.S. Bankruptcy laws and considerations. To the extent the bankruptcy or insolvency laws (including relevant rules and regulations) of any other jurisdiction are relevant or are required to be implemented, Brii Bio, K2HV and VBI (including SciVac) will negotiate in good faith and seek to implement and take such commercially reasonable actions as are appropriate to implement the ROFO for Brii Bio’s benefit to the extent consistent with the bankruptcy or insolvency laws of such other jurisdiction.

VBI Letter Agreement

6.9 Refinancing. In connection with any third-party refinancing of VBI’s obligations under the K2HV facility (including the Loan Agreement), VBI will use commercially reasonable efforts to have the relevant refinancing lender(s) enter into an agreement substantially similar to the K2HV Letter Agreement.

Article 7
GENERAL PROVISIONS

7.1 Fees and Expenses. Each Party shall pay the fees and expenses of its advisers, counsel, accountants, and other experts, if any, and all other expenses incurred by such Party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

7.2 Entire Agreement. This Agreement, together with the K2HV Letter Agreement, the Subordination Agreement, the License Agreements, and the Supply Agreement, contain the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the Parties acknowledge have been merged into such documents, exhibits and schedules.

7.3 Notices. Any notice or communication required or permitted under this Agreement shall be in writing in the English language, delivered personally, sent by email (and promptly confirmed by personal delivery, registered mail, or overnight courier), sent by courier, or sent by registered mail, postage prepaid to the following addresses of the Parties (or such other address for a Party as may be at any time thereafter specified by like notice):

To VBI:	To: SciVac

VBI Vaccines Inc.	VBI Vaccines Inc.
160 2nd Street, Floor 3	160 2nd Street, Floor 3
Cambridge, MA 02142	Cambridge, MA 02142
Attention: Chief Executive Officer	Attention: Chief Executive Officer
Email: [**]	Email: [**]

To VBI CA:
To Brii Bio:
VBI Vaccines Inc.	Brii Biosciences Limited
160 2nd Street, Floor 3	One City Center, Suite 5-110
Cambridge, MA 02142	110 Corcoran Street
Attention: Chief Executive Officer	Durham, NC 27701
Email: [**]	Attention: Zhi Hong
Email: [**]

VBI Letter Agreement

7.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

7.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any Party.

7.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns.

7.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

7.8 Governing Law; Venue; Waiver of Jury Trial. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE PARTIES HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE PARTIES, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

VBI Letter Agreement

7.9 Term. This Agreement has the same term as the Licenses and shall remain in effect for the term of the Licenses.

7.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that both Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

7.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the Parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.12 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Parties will be entitled to seek specific performance under this Agreement. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

[Signature Page Follows]

VBI Letter Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

VBI VACCINES INC.

By:	/s/ Jeff R. Baxter
Name:	Jeff R. Baxter
Title:	Chief Executive Officer

BRII BIOSCIENCES LIMITED

By:	/s/ Zhi Hong
Name:	Zhi Hong
Title:	Chief Executive Officer

Solely with respect to Articles 5 and 6

VARIATION BIOTECHNOLOGIES INC.

By:	/s/ Jeff R. Baxter
Name:	Jeff R. Baxter
Title:	Chief Executive Officer

SCIVAC LTD.

By:	/s/ Jeff R. Baxter
Name:	Jeff R. Baxter
Title:	Chief Executive Officer

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VBI Letter Agreement